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                                                                      EXHIBIT 10


                                                                [Conformed Copy]


                                AMENDMENT NO.  2


         This Amendment No. 2 dated as of June 30, 1997 ("Agreement"), is among Casa Ole Restaurants, Inc., a Texas corporation ("Borrower") and NationsBank of Texas, N.A. ("Bank").

                                  INTRODUCTION

         The Borrower and the Bank are parties to the Credit Agreement dated as of July 10, 1996, as amended by Amendment No. 1 dated as of January 13, 1997 (as modified, the "Credit Agreement"). The Borrower and the Bank have agreed to make certain amendments to the Credit Agreement in connection with the Borrower's request to enter into certain transactions.

         THEREFORE, in connection with the foregoing and for other good and valuable consideration, the Borrower and the Bank hereby agree as follows:

         Section 1. Definitions; References. Unless otherwise defined in this Agreement, each term used in this Agreement which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

         Section 2.  Amendment.

         (a) Section 1.1 of the Credit Agreement is amended by deleting the following definitions in their entirety: "Beaumont Harken Acquisitions," "Beaumont Harken Acquisition A," and "Beaumont Harken Acquisition B."

         (b) Section 1.1 of the Credit Agreement is amended by replacing the definition of "Borrowing Base" in its entirety with the following:

                 "Borrowing Base" means, at any date of its determination, an amount equal to the product of (a) 2.25 and (b) the consolidated EBITDA of the Borrower for the four fiscal quarters then most recently ended; provided that following consummation of an acquisition by the Borrower, for the purposes of determining the Borrowing Base, the EBITDA of the Borrower shall be calculated by the Bank to include, on a proforma basis, the combined results

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         of the Borrower and the assets purchased in connection with such acquisition for such period, but without any increase for non-recurring items of expense. The Bank shall determine the Borrowing Base based upon the most recent financial statements dated as of the end of a fiscal quarter delivered to the Bank pursuant to
         Section 5.2(b), together with any Bank approved financial statements related to any acquisitions. If such Borrower financial statements are delivered when required hereunder, any adjustment to the Borrowing Base shall become effective on the 45th day following the last day of the applicable fiscal quarter. If such Borrower financial statements are not delivered when required hereunder, the Borrowing Base shall be set by the Bank at any level from such 45th day until three days after such Borrower financial statements are received by the Bank.

         (c) Section 1.1 of the Credit Agreement is amended by replacing the definition of "Credit Documents" in its entirety with the following:

                 "Credit Documents" means this Agreement, the Notes, the Letter of Credit Documents, the Pledge Agreement, the Guaranty, and each other agreement, instrument, or document executed at any time in connection with this Agreement.

         (d) Section 1.1 of the Credit Agreement is amended by replacing the definition of "Guidance Loan Maturity Date" in its entirety with the following:

                 "Guidance Loan Maturity Date" means, with respect to each Guidance Loan, six years from the date of funding such Advance, as set forth in the Guidance Loan Note executed in connection with such Guidance Loan.

         (e) Section 1.1 of the Credit Agreement is amended by replacing subparagraph (b) of the definition of "Permitted Debt" in its entirety with the following:

                 (b) Debt in the form of purchase money indebtedness in an aggregate outstanding amount not to exceed $1,000,000; provided, however, that the Borrower may not incur such purchase money indebtedness if a Default or Event of Default is continuing or if entering into such purchase money indebtedness would cause a Default or Event of Default;

         (f) Section 1.1 of the Credit Agreement is amended by replacing the definition of "Revolving Loan Commitment" in its entirety with the following:


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                 "Revolving Loan Commitment" means $7,000,000 prior to the
         Autoborrow Loan Activation Date and $6,500,000 thereafter; provided that prior to the Bank's receipt of the items listed in Section 5.20, no greater than $4,600,000 of such Revolving Loan Commitment shall be available to be advanced to the Borrower.

         (g) Section 1.1 of the Credit Agreement is amended by replacing the definition of "Revolving Loan Commitment Termination Date" in its entirety with the following:

                 "Revolving Loan Commitment Termination Date" means May 31,
         1999.

         (h) Section 1.1 of the Credit Agreement is amended by replacing the definition of "Revolving Loan Maturity Date" in its entirety with the following:

                 "Revolving Loan Maturity Date" means May 31, 2003.

         (i) Section 1.1 of the Credit Agreement is amended by replacing the definition of "Revolving Loan Note" in its entirety with the following:

                 "Revolving Loan Note" means the $7,000,000 Promissory Note (Revolving Credit) dated as of June 30, 1997, made by the Borrower payable to the order of the Bank evidencing the indebtedness of the Borrower to the Bank resulting from Revolving Loan Advances made by the Bank to the Borrower.

         (j) Section 1.1 of the Credit Agreement is amended by inserting in appropriate alphabetical order the following definition:

                 "Letter of Credit Termination Date" means May 31, 2000.

         (k) Section 1.1 of the Credit Agreement is amended by inserting in appropriate alphabetical order the following definition:

                 "Monterey's Acquisition" means the acquisition by the Borrower of the stock of Monterey's Acquisition Corp. on substantially the terms disclosed to the Bank in writing prior to the date of this Agreement.

         (l) Section 1.1 of the Credit Agreement is amended by inserting in appropriate alphabetical order the following definition:





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                 "Pledge Agreement" means the Pledge Agreement dated as of June
         30, 1997, made by the Borrower in favor of the Bank, pledging the stock of Monterey's Acquisition Corp. to the Bank as security for the Credit Obligations.

         (m) Sections 2.3 (a) and (c) of the Credit Agreement are amended by deleting the term "Revolving Loan Commitment Termination Date" each time it appears therein, and inserting in lieu thereof the term "Letter of Credit Termination Date."

         (n) Section 2.4 (d) of the Credit Agreement is amended by replacing the first sentence of such section in its entirety with the following sentence:

                 The Borrower shall pay to the Bank the outstanding principal amount of each Guidance Loan in equal monthly installments of 1/72nd of the outstanding principal amount of such Guidance Loan.

         (o) Section 5.2(d)(i) of the Credit Agreement is amended by replacing such section in its entirety with the following:

                 (i) As soon as available and in any event not later than 45 days after the end of each fiscal quarter, for each of Casa Ole, Monterey's, and Tortuga, a report setting forth in reasonable detail sales volume, gross profit, and pre-tax operating profit (before and after occupancy expenses) for such concept for such fiscal quarter (A) restaurants in operation for more than 48 months and (B) for restaurants in operation for less than 48 months, including the number of restaurants in each of categories (A) and (B); and

         (p) Section 5.3 of the Credit Agreement is amended by adding the following sentences to the end of such section:

         In addition, the Borrower shall and shall cause each Credit Party to permit the Bank to visit the corporate headquarters of such Person and inspect same-store sales and financial material of such Person with the Chief Financial Officer of the Borrower; provided that the Borrower is given at least five Business Days' advance notice thereof. The Bank may exercise such inspection right a maximum of two times during any fiscal year of the Borrower, and the Bank shall not remove any copies or extracts of the material inspected or any notes related thereto from the applicable retail location.





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         (q)     Section 5.4 of the Credit Agreement is amended by replacing such section in its entirety with the following:

                 Section 5.4 Use of Proceeds. The proceeds of the Autoborrow Loan Advances and the Revolving Loan Advances shall be used by the Credit Parties only for general corporate and working capital purposes, including without limitation the opening of new restaurants owned by the Borrower, and for the Monterey's Acquisition. The proceeds of the Guidance Loan Advances shall be used by the Borrower only for the financing of the Monterey's Acquisition. The Borrower shall not, directly or indirectly, use any part of such proceeds for any purpose which violates, or is inconsistent with, Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System.

         (r) Section 5.5(a) of the Credit Agreement is amended by replacing such section in its entirety with the following:

                 (a) Leverage Ratio. The Borrower shall not permit the ratio of (A) the consolidated total liabilities of the Borrower less the Subordinated Debt of the Borrower to (B) the consolidated Tangible Net Worth of the Borrower plus the Subordinated Debt of the Borrower to exceed the following ratios for the following periods:

         Period                                    Leverage Ratio
         ------                                    --------------
         June 30, 1997, through
         March 30, 1998                            2.50 to 1.00

         March 31, 1998, through
         December 30, 1998                         2.25 to 1.00

         December 31, 1998, through
         June 29, 1999                             2.00 to 1.00

         June 30, 1999, and
         thereafter                                1.75 to 1.00

         (s) Section 5.5 of the Credit Agreement is amended by inserting in appropriate alphabetical order the following subparagraph (c):

                 (c) Tangible Net Worth. On the date on which the Monterey's





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         Acquisition is consummated, the Borrower shall not permit the consolidated Tangible Net Worth of the Borrower to be less than $5,250,000.

         (t) Section 5.10 of the Credit Agreement is amended by replacing such section in its entirety with the following:

                 5.10     Distributions.   The Borrower shall not (a) declare
         or pay any dividends; (b) purchase, redeem, retire, or otherwise acquire for value any of such Person's capital stock now or hereafter outstanding or make any distribution of assets to such Person's stockholders as such, whether in cash, assets, or in obligations of such Person; (c) allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of, any shares of such Person's capital stock; or (d) make any other distribution by reduction of capital or otherwise in respect of any shares of such Person's capital stock.

         (u) Section 5.13(b) of the Credit Agreement is amended by replacing such section in its entirety with the following:

                 (b) Without the prior written consent of the Bank, the Borrower shall not and shall not permit any other Credit Party to make any Capital Expenditure or Acquisition Expenditure (exclusive of Capital Expenditures and Acquisition Expenditures related to the Monterey's Acquisition in an amount not to materially exceed $11,750,000) that would:

                          (i) cause the sum of the Capital Expenditures and the Acquisition Expenditures of the Credit Parties to exceed $10,000,000 during any fiscal year of the Borrower;

                          (ii) for any single acquisition, cause the Acquisition Expenditures and Capital Expenditures incurred in connection therewith (exclusive of consideration in the form of common stock of the Borrower) to exceed 25% of the Borrower's consolidated Tangible Net Worth as of the end of the previous fiscal quarter of the Borrower without the prior written consent of the Bank; or

                          (iii) cause the sum of the Capital Expenditures and the Acquisition Expenditures incurred by the Credit Parties in connection with acquisitions (exclusive of consideration in the form of common stock of the Borrower) during any fiscal year of the Borrower to exceed 50% of the





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         Borrower's consolidated Tangible Net Worth as of the beginning of such fiscal year without the prior written consent of the Bank.

         (v)     Article 5 of the Credit Agreement is amended by inserting as
Section 5.20 the following:

                 5.20 Post-Closing Items. The Borrower shall deliver all of the following items to the Bank prior to July 31, 1997: (a) evidence, reasonably acceptable to the Bank, that all Debt of Monterey's Acquisition Corp. to Finova Capital Corporation has been paid in full and all security therefor has been released; (b) the Pledged Securities (as such term is defined in the Pledge Agreement), and (c) an opinion of counsel to the Borrower, reasonably acceptable to the Bank, regarding the enforceability of Amendment No.2 to this Agreement, the Notes, and the Pledge Agreement, and certain other matters in connection therewith.

         (w) Section 6.1 of the Credit Agreement is amended by inserting as subparagraphs (i) and (j) the following:

                 (i) Pledge Agreement. The Pledge Agreement shall at any time and for any reason cease to create the Lien on the property purported to be subject to such agreement in accordance with the terms of such agreement, or cease to be in full force and effect, or shall be contested by any party thereto.

         Section 3. Representations and Warranties. The Borrower represents and warrants that (a) the execution, delivery and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate proceedings, (b) this Agreement constitutes legal, valid, and binding obligations of the Borrower enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity, and (c) upon the effectiveness of this Agreement and the amendment of the Credit Documents as provided for herein, no Event of Default shall exist under the Credit Documents and there shall have occurred no event which with notice or lapse of time would become an Event of Default under the Credit Documents, as amended.

         Section 4. Effect on Credit Documents. Except as amended herein, the Credit Agreement and all other Credit Documents remain in full force and effect as originally executed. Nothing herein shall act as a waiver of the Bank's rights under the Credit Documents as amended, including the waiver of any default or event of default, however denominated. The Borrower must continue to comply with the terms of the Credit





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Documents, as amended.  This Agreement is a Credit Document for the purposes of the provisions of the other Credit Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement may be a default or event of default under other Credit Documents.

         Section 5. Effectiveness. This Agreement shall become effective and the Credit Agreement shall be amended as provided in this Agreement effective on the date first set forth above when the Borrower and the Bank shall have duly and validly executed originals of this Agreement and the Borrower shall have delivered the same to the Bank.

         Section 6.  Miscellaneous.   The miscellaneous provisions of the
Credit Agreement apply to this Agreement. This Agreement may be signed in any number of counterparts, each of which shall be an original.

         THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         EXECUTED as of the date first above written.

                                   BORROWER:

                                        CASA OLE RESTAURANTS, INC.



                                        By: /s/ Stacy M. Riffe
                                           -------------------------
                                                Stacy M. Riffe
                                                Vice President and
                                                Chief Financial Officer





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                                        BANK:

                                        NATIONSBANK OF TEXAS, N.A.


                                        By: /s/ Mark W. Montgomery
                                           -------------------------
                                                Mark W. Montgomery
                                                Vice President




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